EXHIBIT 10.37

CERTAIN INFORMATION FROM THIS DOCUMENT HAS BEEN REDACTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST BY INFOSPACE, INC. UNDER 17 C.F.R. §§ 200.80(B)(4), 200.83 AND 240.24B-2 AND SUBMITTED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amended and Restated Google Inc. Services Agreement

This Amended and Restated Google Services Agreement (“GSA”) is entered into by and between Google Inc., a corporation formed under the laws of Delaware (“Google”) and InfoSpace Sales LLC, a limited liability company formed under the laws of Delaware (“Customer”). This GSA shall be effective as of the date signed by both parties in the signature block below (the “GSA Effective Date”). Each Order Form (as defined below) shall be governed by this GSA and shall become effective on the date stated in such Order Form (“Order Form Effective Date”). This GSA and the corresponding individual Order Form into which this GSA is incorporated together constitute the “Agreement”. This Agreement amends and restates that certain Google Inc. Services Agreement dated as of August 23, 2002 (the “Original GSA”), as amended on December 30, 2003 (“Amendment One”), April 7, 2004 (“Amendment Two”) and August 18, 2004 (“Amendment Three”) and the corresponding individual Order Form into which the Original GSA was incorporated (the “Original Order Form”) (the Original GSA, the Original Order Form, Amendment One, Amendment Two and Amendment Three collectively referred to herein as the “Original Agreement”). The parties acknowledge and agree that as of the GSA Effective Date, this Agreement supersedes the Original Agreement and the Original Agreement shall have no further force or effect. Capitalized terms used but not defined herein shall have the meanings stated in the GSA.

1	General.

1.1	Services. This Agreement states the terms and conditions under which Google will provide and Customer may use certain services made generally available by Google (the “Services”). Such Services may be ordered by Customer and shall be provided by Google as identified on one or more separately stated Google order forms executed between the parties (individually referred to hereinafter as an “Order Form”). Subject to the terms and conditions of this Agreement, such Services shall be implemented at (i) the uniform resource locator(s) (each a “URL”) identified on the cover pages of the Order Form (including any successor URLs thereto), which list may be modified by Customer with Google’s prior written approval; (ii) any additional domain(s) in which Customer or Customer’s parent, InfoSpace, Inc. (“InfoSpace”) either directly or indirectly has more than a [*] interest and which Google approves in writing as part of the Site (iii) a Syndicated Site, Non-Hosted Syndicated Site or Directory Service Site, each as defined in Section 1.4.1 below, and (iv) a WebSearch Client Application and/or an AFS Client Application, as defined in Section 2.6 below; provided, however, that unless otherwise agreed upon by the parties in writing, each of [*] must be wholly owned by Customer and operated exclusively by Customer and/or a Syndicated Site. Further, except as otherwise set forth in this Agreement, each of (i), (ii) and (iii) is referred to herein as the “Site” and collectively as the “Sites”). Customer may modify or add additional URLs, domains, Syndicated Sites, Non-Hosted Syndicated Sites and Directory Service Sites as part of the Site for applicable Services upon [*] notice to Google and upon receipt of Google’s written approval, which approval shall not be unreasonably withheld and provided in accordance with and subject to the approval process set forth in Section 1.5.

Generally, the Services are comprised of Internet search services (“Search Services”) and/or AdSense Services (“AdSense Services”), as further described in the Order Form. For Search Services ordered, Google will [*] provide search results requested through queries entered by End Users (as defined below) on the Site, through approved Client Applications or through [*] approved in writing by Google and submitted by Customer to Google (“Query(ies)”) as set forth under the Agreement (“Search Results”). For AdSense Services ordered, Google will [*] to provide advertising results in response to Queries and/or [*] as set forth under the Agreement (“Advertising Results”). Certain Services may also include features which are identified by Google as “Beta” or are otherwise unsupported under Google’s then current technical documentation (“Beta Features”). [*]

Customer shall display Search Results and/or Advertising Results to End Users (as defined in the Order Form).

1.2	Support. In consideration of Customer’s payment to Google of the fees and/or revenue share listed on the Order Form for Search and/or AdSense Services, Google shall provide [*] technical support services to Customer in accordance with the support guidelines (“Support Guidelines”) located at the following URL: [*], or such other URL as Google may provide from time to time (“Support Site”). [*]. Prior to making any support request, Customer shall [*]. Thereafter, a technical employee of Customer designated in writing by Customer on the Order Form, or such other employee that Customer may designate from time to time with advance notice to Google (“Customer Contact”) may submit a support request to Google in writing via email to the applicable Google alias set forth in the Order Form, or such other email address that Google may provide with advance notice from time to time. Google reserves the right to change the Support Guidelines [*]. Under no circumstances shall Google be required to provide any support services, either directly or indirectly (e.g. through Customer), to [*].

1.3	Prohibitions and Restrictions.

1.3.1 Prohibited Actions. Customer shall not and shall not allow any third party, including [*], to:

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

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1.3.2 [*]. In addition to all other suspension and termination rights set forth in this Agreement, if Customer or any third party owner or operator of a Syndicated Site engages in any action or practice that [*], then Google may i) promptly notify Customer of such activity or practice and give Customer [*] to cease or correct any such activity or practice by Customer or third party owner or operator of a Syndicated Site, or ii) if such activity or practice is of such nature as to have resulted or likely result in [*], suspend and/or terminate Customer’s right to provide Search and/or Advertising Results to the offending Site [*]. Notwithstanding the above, in such cases where [*], Google will endeavor to provide Customer with [*]

1.3.3 Prohibited Content. No Site or approved Client Application shall contain any [*].

1.4	Third Party Distribution.

1.4.1 Syndicated Sites and Conditions to Permitted Distribution. With respect to any domain included in the definition of Site that is not owned by Customer, InfoSpace or an Affiliate (as defined below) (collectively, “Syndicated Sites”) and/or any Google approved Client Application (as defined in Section 2.6), Customer may provide access to the Services to such Syndicated Sites and/or through each approved Client Application (and may share any revenues received by Customer from Google with such Syndicated Sites) under the following conditions:

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A third party site shall be a Syndicated Site only upon receipt of Google’s written consent designating such third party site as a Syndicated Site, which consent shall be [*] granted only in response to a written request submitted by Customer to Google as set forth in Section 1.5. For purposes of this Agreement, an “Affiliate” means any entity that controls, is controlled by or is under common control with Customer or Infospace, where control means the beneficial ownership of more than [*] of either (i) the then outstanding shares of common stock of such entity; or (ii) the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors.

Notwithstanding the foregoing and subject to the terms and conditions set forth in this paragraph, Customer shall be permitted to provide WebSearch and AdSense Services to any Site and/or Syndicated Site hosted by Customer to which Customer provides [*], such as the Site located at the URL: [*] (each such Site and/or Syndicated Site a “Directory Service Site”). With respect to Syndicated Sites, Customer shall not be required to include in its written agreement with a Directory Service Site [*], provided, however, that Customer agrees that [*]. [*] In the event Customer desires to expand the services provided to a Directory Service Site to include any Search Service, Customer agrees that it shall at such time enter into a written agreement with such Directory Service Site that includes [*]

1.4.2 Distribution to [*] or a Non-Hosted Syndicated Site. Notwithstanding (b) and (c)(i) of Section 1.4.1 above but pursuant to all other terms and conditions set forth in this Section 1.4, Customer is hereby permitted to provide Search and/or Advertising Results to Non-Hosted Syndicated Sites (as defined below). As of the Order Form Effective Date, the Web site located at the URL: [*]. Customer (i) shall not be required to host on its servers pages of the Non-Hosted Syndicated Site that contain Search and/or Advertising Results and (ii) shall not be required to maintain [*] Customer represents to Google that it shall [*]. For purposes of clarification, Customer shall not be permitted to disclose or provide to any Non-Hosted Syndicated Site, and shall block any Non-Hosted Syndicated Site’s access to, [*]. Further, any protocol provided by Customer to any Non-Hosted Syndicated Site in connection with Search and/or Advertising Results shall be used exclusively for the purpose of delivering to and displaying Search and/or Advertising Results in HTML format on such Non-Hosted Syndicated Site and such protocol shall not be [*]. Customer shall not and shall require that all Non-Hosted Syndicated Sites do not make any other use of any such protocol, including but not limited to [*]. Customer shall further require that [*]. Each Non-Hosted Syndicated Site shall be considered a Syndicated Site for purposes of this Agreement and except as otherwise specifically provided for in this Agreement, all terms and conditions that apply to Syndicated Sites shall apply to all Non-Hosted Syndicated Sites. “Non-Hosted Syndicated Site” shall mean a third party site that is not hosted on Customer’s servers but to which Customer is permitted to provide Search and/or Advertising Results. A third party site shall be a Non-Hosted Syndicated Site for purposes of this Agreement only upon receipt of Google’s written consent designating such third party site as a Non-Hosted Syndicated Site, which consent shall be [*] granted only in response to a written request submitted by Customer to Google as set forth in Section 1.5.

[*] is permitted to display Search and/or Advertising Results on a Results Page generated by Customer’s toolbar Client Application, the user interface of which shall be [*] Exhibit A attached hereto (“[*] Toolbar”). [*] shall be permitted to vary the [*] logo displayed on the upper left side of the [*] Toolbar but in all other respects the user interface of the [*] Toolbar shall not be altered or modified without Google’s prior written approval. [*] acknowledges and agrees that at no time shall any Google Brand Features be displayed in or on the [*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

Toolbar or on any Results Page generated by the [*] Toolbar without Google’s prior written consent.

1.4.3. Suspension and Termination of a Syndicated Site. In the event Customer learns of a breach by a Syndicated Site of (i) any of the terms and conditions set forth in Section 1 of Schedule A hereto (or Section 1 of Schedule B hereto in the case of a Non-Hosted Syndicated Site), [*] or (ii) any terms and conditions set forth in this Agreement applicable to Syndicated Sites, including without limitation, Section 1.3.1 (Prohibited Actions), Section 1.6 (Implementation) and Section 7 (Confidentiality), Customer shall [*]. If the breach is [*] and Google has [*], Customer shall promptly suspend such Syndicated Site’s right to access and use the Services and Google will immediately deactivate such Syndicated Site’s access to the Services, [*]. [*] Further, if in Google’s reasonable discretion, [*], then Google, in its sole and reasonable discretion and in addition to any other rights set forth in this Agreement, shall have the right to [*] suspend and/or terminate Customer’s right to provide Search and/or Advertising Results to such Syndicated Site. Customer further acknowledges that if the Agreement between Customer and Google terminates or expires, each and every Syndicated Site’s right to use, display and/or access the Services shall cease, and all rights granted to Customer pursuant to this Agreement to distribute the Services to Syndicated Sites shall also cease.

In addition, Customer shall be permitted to cease providing Services to a Syndicated Site [*] if (i) Customer reasonably believes that a Syndicated Site is [*]. For the avoidance of doubt, if Customer terminates the delivery of Google’s Services to a Syndicated Site pursuant to the preceding sentence, Customer must terminate the delivery of [*] to such Syndicated Site and Customer may not [*]. Upon such termination, the terminated Syndicated Site shall no longer be a Syndicated Site or part of the Site.

1.5	Approval Process. [*]

1.6	Implementation. Customer shall ensure that there is no use of or access to any Services through Customer’s properties which are not in compliance with the terms of this Agreement or not otherwise approved by Google. Customer shall monitor and disable any such access or use by [*] (including, but not limited to, spammers or any third party sites). Google may send uncompensated test queries to the Site(s) at any time to verify compliance with the implementation requirements contained in this Agreement.

2	Ownership; License Grants.

2.1	Google Rights. Google and/or its licensors own all right, title and interest, including without limitation all Intellectual Property Rights (defined below), related to the Services (and any derivative works or enhancements thereof), including but not limited to technology, software, information, content, materials, guidelines, documentation, the Google Data Protocol, Google Brand Features (as defined below), which include GOOGLE, the Google logo, other marks that incorporate the word “GOOGLE,” PAGERANK, ADRANK, ADWORDS, ADWORDS SELECT and such other trademarks as Google may secure during the Term, whether used by Google and/or Customer. Customer shall not acquire any right, title, or interest therein, except for the limited use rights expressly set forth in this Agreement. Any rights not expressly granted herein are deemed withheld. For the purposes of this Agreement, “Intellectual Property Rights” means any and all rights existing from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations thereof, now or hereafter in force and effect worldwide. “Brand Features” means the trade names, trademarks, service marks, logos, and other distinctive brand features of each party respectively. The parties acknowledge and agree that Customer’s use of the Services as contemplated and provided for hereunder shall not, for the purposes of this Agreement, constitute a derivative work or enhancement of the Services and Google shall not and does not receive, obtain or otherwise hereby acquire any right, title or interest in or to any of Customer’s products or services, including without limitation Customer’s metasearch technology or the design, compilation, features and display of multiple results on any Results Page, and including without limitation all Intellectual Property Rights therein, other than Google’s sole ownership and interest in the Services and Google Results [*] and provided hereunder.

2.2	Customer Rights. Customer and/or Customer’s licensors or other applicable third party providers own all right, title and interest, including without limitation all Intellectual Property Rights in and to all Customer’s products and services (excluding the Services provided by Google), technology, software, information and Customer Content (defined below) (collectively “Customer Property”). Google shall not acquire any right, title or interest in or to any Customer Property, except for the limited use rights in Customer’s Brand Features and Confidential Information as provided herein. Any rights not expressly granted herein are deemed withheld. “Customer Content” means any editorial, text, graphic, audiovisual, and other content and material that is served to End Users of the Site(s) or approved Customer Client Application(s) and that is not provided by Google hereunder.

2.3	License Grants; Brand Features. Google grants to Customer a nonexclusive and [*] license during any applicable Services Term (as defined below) to: (a) access Google’s servers to transmit Queries via the appropriate Google Protocol and access the Google Administrative Console, (b) access Google’s servers to [*] the Services and WebSearch Results and/or Advertising Results on Customer’s servers on the Sites in accordance with and subject to the terms and conditions set forth herein, (c) sublicense the right to third party owners and operators of the Syndicated Sites to [*] the Services and WebSearch Results and/or Advertising Results provided hereunder solely in connection with and as part of [*] on such third party’s servers on the Non-Hosted Syndicated Sites in accordance with and subject to the terms and conditions set forth herein, (d) use the Google Data Protocol solely for the purpose of communicating information between the Site and approved Client Applications and Google; and (e) display Google Brand Features for the sole purpose of [*] (provided that any such use is consistent with the Guidelines then in effect) and fulfilling its obligations under the Agreement. Customer grants to Google and Google grants to Customer, a nonexclusive and [*] license during any Services Term to include the other party’s (and in Customer’s case,

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

InfoSpace’s) name and logo in presentations, marketing materials, customer lists, and Web site listings of customers. Each party will submit all materials of any kind containing the other party’s (including InfoSpace’s) Brand Features (other than in customer lists) to the other party for approval prior to release to the public. Except as set forth in this Section, nothing in the Agreement shall be deemed to grant to one party any right, title or interest in or to the other party’s Brand Features. All use by Google of Customer or InfoSpace’s Brand Features (including any goodwill associated therewith) shall inure to the benefit of Customer and all use by Customer of Google Brand Features (including any goodwill associated therewith) shall inure to the benefit of Google. At no time shall one party challenge or assist others to challenge the Brand Features of the other party (except to the extent this restriction is prohibited by applicable law) or the registration thereof by the other party, nor shall either party attempt to register any Brand Features or domain names that are confusingly similar to those of the other party.

2.4	Attribution. Attribution guidelines are outlined in the Order Form Terms and Conditions.

2.5	Data. Google owns all right, title, and interest in and to [*] it collects, including but not limited to [*] collected in connection with the AdSense Program; except to the extent any such [*] is Customer’s Confidential Information and provided that Google shall treat any information and metrics that are [*] as confidential and proprietary information as between the parties and governed by the NDA (as defined in the GSA). If [*], Google shall provide Customer with such information and metrics as may be reasonably requested by Customer to assist Customer in complying with its obligations under this Agreement and to [*] use of the Services on the Sites. Customer owns all right, title, and interest in and to [*] collected by Customer on the Site(s).

2.6	Client Applications. Customer’s Client Application(s) set forth on the cover page(s) of the Order Form are hereby approved by Google for purposes of sending Queries for Search Services and/or AdSense Services to resolve to Results Pages on the Sites; provided that, at all times during any Term, Customer and Customer’s Client Application(s) will comply with the Guidelines and Google’s Client Application Guidelines, the current form of which is attached hereto as Exhibit B, as such Client Application Guidelines may be updated by Google from time to time pursuant to this Agreement, provided that Google provides Customer with written notice of such updated Guidelines and/or Client Application Guidelines and [*] to comply with such updates, but not to exceed [*]. Customer represents and warrants that [*]. The list of approved Client Applications may be updated from time to time subject to Google’s prior written consent, which approval [*] in accordance with and subject to Section 1.5. For purposes of this Agreement, (i) “Client Application” means any application, plug-in, helper, component or other executable code that runs on user’s computer; examples of Client Applications include those that provide instant messaging, chat, email, data, file viewing, media playing, file sharing, games, internet navigation, search and other services; and (ii) “WebSearch Client Application,” or “AFS Client Application” (as used herein or in the Order Form) means those Customer Client Applications that have been approved by Google to access the WebSearch or AFS Services, respectively, either as reflected on the cover page(s) of the Order Form or as otherwise approved by Google in writing from time to time during the Services Term.

Upon a breach of any provision of this Section 2.6 with respect to approved Client Applications, Google shall [*] and, if the breach is [*], Google shall have the right, in addition to any other remedies available at law or equity, to [*].

3.	Exclusivity.

3.1	General. Google will provide the Services on a nonexclusive basis to Customer. Google understands that Customer will accept the Services on a nonexclusive basis, and that Customer may accept services similar to the Services (and display search results, advertisements and other information in connection therewith on one or more Sites, subject to Section 3.2 below) from one or more third parties, including, without limitation any competitors of Google.

3.2	[*].

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3.3	Future Products/Services. With respect to any new Web sites on which Customer intends to implement search and/or advertising services substantially similar to the Services provided hereunder, and any new or modified services substantially similar to the Services provided hereunder that Google makes commercially available for syndication subject to its own terms and conditions, each party agrees [*]

4.	Warranties and Disclaimer. Each party warrants that it has full power and authority to enter into this Agreement. Customer represents and warrants that: [*] Google does not warrant that the Services will meet all of Customer’s requirements or that performance of the Services will be uninterrupted or error-free. NEITHER PARTY MAKES ANY OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

5.	Indemnification.

5.1	Google Indemnification. Subject to the provisions of Section 5.2 below, Google will indemnify, defend and hold harmless Customer, Customer’s Affiliates that own or control any of the Sites hereunder and their respective officers, employees and directors against [*]. Notwithstanding the foregoing, in no event shall Google have any obligations or liability under this Section 5 arising from [*].

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5.3	Customer Indemnification. Customer will indemnify, defend and hold Google harmless against [*].

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

5.4	Indemnification Procedure. Each party’s indemnification will include (1) all damages and costs (including reasonable attorneys fees) finally awarded or (2) any settlement costs approved by the indemnifying party. The indemnifying party may not settle any claim hereunder that creates any obligation or otherwise affects the indemnified party’s rights without the indemnified party’s prior written approval. The indemnification obligations hereunder shall exist only if the indemnified party: (i) promptly notifies the indemnifying party of such claim, (ii) provides the indemnifying party with reasonable information, assistance and cooperation in defending the lawsuit or proceeding (which information, assistance and cooperation shall be provided at the indemnifying party’s sole cost and expense, and (iii) gives the indemnifying party full control and sole authority over the defense and settlement of such claim. The indemnified party may join in defense with counsel of its choice at its own expense. After the indemnifying party assumes responsibility for an indemnified claim hereunder, the indemnifying party shall only indemnify the indemnified party for expenses incurred by the indemnified party upon the indemnifying party’s request or with the indemnifying party’s prior written approval. Failure to give timely notice will not preclude indemnification except to the extent that such failure actually prejudices the indemnifying party.

6.	Limitation of Liability. EXCEPT FOR [*], (A) NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST DATA, LOST PROFITS, LOST REVENUE OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO CONTRACT OR TORT (INCLUDING PRODUCTS LIABILITY, STRICT LIABILITY AND NEGLIGENCE), AND WHETHER OR NOT SUCH PARTY WAS OR SHOULD HAVE BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN and (B) (i) IN NO EVENT SHALL GOOGLE’S AGGREGATE LIABILITY FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT (WHEN AGGREGATED WITH GOOGLE’S LIABILITY FOR ALL OTHER CLAIMS ARISING OUT OF THIS AGREEMENT) EXCEED THE NET AMOUNT GOOGLE HAS ACTUALLY RECEIVED AND RETAINED (AFTER ACCOUNTING FOR ALL DEDUCTIONS, PAYMENTS TO CUSTOMER AND OTHER OFFSETS PROVIDED FOR UNDER THE AGREEMENT) [*], and (ii) IN NO EVENT SHALL CUSTOMER’S AGGREGATE LIABILITY FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT (WHEN AGGREGATED WITH CUSTOMER’S LIABILITY FOR ALL OTHER CLAIMS ARISING OUT OF THIS AGREEMENT) EXCEED THE NET AMOUNT CUSTOMER HAS RECEIVED FROM GOOGLE [*]. NOTWITHSTANDING ANYTHING IN THIS SECTION 6 TO THE CONTRARY, WITH RESPECT TO GOOGLE’S INDEMNITY OBLIGATIONS [*]. The parties agree that (i) the mutual agreements made in this section reflect a reasonable allocation or risk, and (ii) that each party would not enter into this Agreement without these limitations on liability. Notwithstanding anything to the contrary set forth above, none of the foregoing limitations set forth in this Section shall apply to Customer’s liability arising out of a breach of this Agreement by a Syndicated Site.

7.	Confidentiality. Use and disclosure of proprietary information disclosed under this Agreement, including the existence and content of this Agreement and any reports provided hereunder, shall be governed by the terms of the Google Standard Mutual Non-Disclosure Agreement (“NDA”), the date of which is provided in the Order Form, which has been provided to Customer and executed prior to or concurrently with this Agreement, and which is incorporated herein by reference. Defined terms used in this Section 7 shall have the meanings given in the NDA. In addition to the terms and conditions set forth in the NDA, the following additional terms shall apply:

7.1	Confidential Information. The Receiving Party will have a duty to protect such Confidential Information disclosed to it by a Disclosing Party: (a) if it is clearly and conspicuously marked as “confidential” or an equivalent designation; (b) if it is identified by the Disclosing Party as confidential or proprietary before, during, or promptly after presentation or communication; or (c) if it is disclosed in a manner in which the Disclosing Party reasonably communicated, or the Receiving Party should reasonably have understood under the circumstances that the disclosure should be treated as confidential, whether or not the specific word or mark “confidential” is used.

7.2	Metrics Provided by Google. Notwithstanding anything in this Agreement to the contrary, Customer agrees and acknowledges that any metric provided by Google to Customer relating to the Services (including without limitation any information obtained through the Google Admin Console): [*]. Customer also agrees and acknowledges that, except as provided below, under no circumstances shall any Google Confidential Information be disclosed to any third party without Google’s prior written approval, including without limitation, to [*]. Notwithstanding the above, nothing herein shall prohibit Customer from providing each [*] with the following information relevant to [*] (but not for [*]): [*]. For purposes of illustration only, Customer shall be permitted to disclose [*].

7.3	Performance Information. Google acknowledges and agrees that [*] (together the “Performance Information”), whether or not marked as such, shall be Confidential Information and shall be subject to all restrictions set forth in this Agreement and shall [*]. For purposes of clarification, Google is prohibited from disclosing any or all of the Performance Information to a third party.

8.	Term and Termination.

8.1	Term. The term of this Agreement shall commence on October 1, 2005 and shall continue through March 31, 2009 (the “Initial Term”), unless earlier terminated as provided herein. The Initial Term and any subsequent renewal terms shall be referred to herein as the “Term.”

8.2	Suspension and Termination.

8.2.1 Mutual Rights. Either party may suspend performance and/or terminate this Agreement: (a) if the other party materially breaches any material term or condition of this Agreement and fails to cure such breach [*] after receiving written notice thereof; (b) if the other party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

proceeding, or has any petition under bankruptcy law filed against it, which petition is not dismissed [*] of such filing, or has a trustee or receiver appointed for its business or assets or any part thereof, or (c) [*] following the occurrence of a Change in Control Transaction as set forth in Section 10.2 hereof with respect to [*] (including any affiliates thereof and/or any successors or assigns) provided that the suspending or terminating party gives notice of such intent to suspend or terminate [*] of the public announcement of such Change of Control Transaction.

8.2.2. Google Rights. Notwithstanding the foregoing, Google may [*]. For purposes of clarification, the breaches that trigger the termination rights set forth in the preceding sentence are those material breaches by Customer other than those triggered by actions or inactions of a third party, including [*]. In addition, if Customer has breached the Agreement as a result of [*], Google may immediately terminate all of Customer’s rights to provide access to the Services to [*]. Google may also suspend and/or terminate this Agreement if Google reasonably determines that [*].

8.2.3 Customer Rights. Customer may suspend use of the Services, suspend the display of WebSearch Results and/or Advertising Results on the Site or terminate this Agreement [*] upon [*] notice if Google [*] breaches [*] set forth under this Agreement. Further, Customer may, upon written notice to Google, [*]. If, following a period of suspension of not less than [*], Customer reasonably determines [*], Customer may, upon [*] notice to Google, permanently terminate use of the Services in such geographic region only.

8.3	Upon the expiration or termination of this Agreement for any reason (i) all license rights granted herein shall terminate; (ii) Customer shall [*] pay to Google all amounts due as of the date of such termination and Google shall [*] pay to Customer all amounts due as of the date of such termination; (iii) each party shall return to the other party, or destroy and certify the destruction of, all Confidential Information of the other party; and (iv) Customer will promptly remove from the Site(s): the AdWords Link, the Attribution Graphic and all Google Brand Features and (v) all Syndicated Sites’ and Customer Client Applications’ access and use of the Services shall terminate.

9.	Tax and Audit.

9.1	Taxes and Other Charges. All payments under the Agreement are exclusive of taxes imposed by any governmental entity. Customer shall pay any applicable taxes, including sales, use, personal property, value-added, excise, customs fees, import duties or stamp duties or other taxes and duties imposed by governmental entities of whatever kind and imposed with respect to the transactions for services provided under the Agreement, including penalties and interest, but specifically excluding taxes based upon Google’s net income. When Google has the legal obligation to collect any applicable taxes, the appropriate amount shall be invoiced to and paid by Customer [*] from the date of invoice or other notification. Customer shall promptly provide Google with such documentation as may be required by the applicable governmental entity in order for Google to process payments hereunder (including, without limitation, a valid certificate of Customer’s exemption from obligation to pay taxes as authorized by the appropriate governmental entity), and Google may withhold any payments required to be made hereunder until Customer has provided such documentation. Customer shall promptly provide Google with original or certified copies of all tax payments or other sufficient evidence of tax payments at the time such payments are made by Customer pursuant to the Agreement.

9.2	Audit Right. In the event that Customer believes a discrepancy exists in the fees due under this Agreement, Customer will notify Google in writing and Google and Customer shall work together in good faith to resolve such discrepancy, if any. If Customer is not satisfied with such informal resolution, Customer, at its own expense, may retain a mutually acceptable nationally recognized independent auditor to review and audit Google’s relevant records to confirm the fees due under this Agreement upon [*] notice. Such audit shall: (a) be subject to Google’s reasonable security and confidentiality requirements; (b) occur no more than [*] every calendar year and not during [*]; and (c) transpire during Google’s normal business hours. If the audit results in an adjustment greater than or equal to [*] of the fees due for the audited period (but excluding situations where Google has overpaid Customer), then Google shall pay for the reasonable costs associated with such audit.

10.	Miscellaneous.

10.1	Notices. All notices shall be in writing sent to the addresses identified on the Order Form or to such other address provided in writing for such notice purposes. Notice shall be deemed given (i) upon receipt when delivered personally, (ii) upon written verification of receipt from overnight courier, or (iii) upon verification of receipt of registered or certified mail.
10.2	Assignment. [*] may assign its rights or delegate its obligations hereunder without [*] prior written consent, except to the surviving entity in a merger or consolidation or to a purchaser of all or substantially all of its assets, provided that such surviving entity or purchaser shall expressly agree in writing to be bound by all of the terms of this Agreement and provided further that such entity or purchaser is not a restricted entity as set forth on Exhibit C hereto, as such Exhibit C may be updated by Google from time to time but no more frequently than once per quarter (each listed entity a “Restricted Entity”). In the event of a Change of Control Transaction involving Customer or InfoSpace in which this Agreement is not assigned to the third party involved in such Change of Control Transaction (such third party a “Combining Entity”), irrespective of the structure of such Change of Control Transaction, Google shall have the right to terminate this Agreement as set forth in Section 8.2.1(c) if the Combining Entity is either of [*] (including any affiliates thereof and/or any successors or assigns). Further, in the event that Customer or InfoSpace enters into a Change of Control Transaction with a Combining Entity that is a Restricted Entity other than [*], such Combining Entity may in no way avail itself of any of the Services or benefits provided to Customer by Google pursuant to this Agreement, without Google’s prior written approval. For the avoidance of doubt, following a Change of Control Transaction with a Restricted Entity (other than [*], irrespective of the structure of such Change in Control Transaction, Google shall continue to provide Services pursuant to this Agreement only to the Site and those Syndicated Sites and Non-Hosted Syndicated Sites receiving

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

the Services immediately prior to such Change in Control Transaction. Google agrees that it shall not update Exhibit C to include any entity with which Customer has previously publicly announced its intention to enter into a Change of Control Transaction. For purposes of this Agreement, a “Change of Control Transaction” shall be defined as (a) the public announcement of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under such Act) of more than [*] of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

10.3	No Third Party Beneficiaries. This Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

10.4	Equitable Relief. Either party may seek equitable relief, including temporary restraining order(s) or injunction, in addition to all other remedies, for breach or threatened breach of Section 2 (Ownership; License Grant) or Section 7 (Confidentiality).

10.5	Consultation. Before either party initiates legal action against the other arising from this Agreement (other than to seek injunctive or other equitable relief), the matter in controversy will first be referred to an officer of each party, who shall make reasonable efforts to resolve the matter [*] of the date of referral.

10.6	Governing Law. The laws of [*], excluding [*] choice of law rules, and applicable federal U.S. laws shall govern this Agreement. The parties specifically exclude from application to this Agreement the United Nations Convention on Contracts for the International Sale of Goods and the Uniform Computer Information Transactions Act.

10.7	Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other nor shall either have any right or authority to create any obligation on behalf of the other.

10.8	Force Majeure. Neither party shall be liable for failing or delaying performance of its obligations (except for the payment of money) resulting from any condition beyond its reasonable control, including but not limited to governmental action or acts of terrorism, earthquake or other acts of God, labor conditions, and power failures. [*].

10.9	Compliance with Laws. Each party shall comply with all applicable laws, rules and regulations, if any, required in performing its obligations hereunder.

10.10	No Waiver. The failure to require performance of any provision shall not affect a party’s right to require performance at any time thereafter; nor shall waiver of a breach of any provision constitute a waiver of the provision itself.

10.11	Severability. If any provision is held by a court to be contrary to law, such provision shall be interpreted so as to best accomplish its objectives and the remaining provisions shall remain in full force and effect.

10.12	Survival. In the event of any termination or expiration of this Agreement, Sections 1.3, 2.1, 2.2, 2.5, 4, 5, 6, 7, 8, 9.1, 10, the NDA and all terms and conditions of any Order Form(s) shall survive termination. Neither party shall be liable to the other for damages resulting solely from terminating this Agreement as provided herein.

10.13	Entire Agreement. This GSA and related Order Form(s), and any exhibits thereto, constitute the entire agreement with respect to the subject matter hereof and any related purchase order(s) shall be null and void.

10.14	Counterparts, Drafting, Amendments. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. To expedite the process of entering into this Agreement, the parties acknowledge that executed copies of the Agreement that are reproduced or transmitted via facsimile will be equivalent to original documents until such time as original, executed documents are completely executed and delivered. This Agreement supersedes any other prior or collateral agreements with respect to the subject matter hereof. Any amendments to this Agreement must (i) be in writing; (ii) refer to this Agreement; and (iii) be executed by an authorized representative of each party. This Agreement shall be construed as if both parties jointly wrote it.

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

IN WITNESS WHEREOF, the parties have executed this GSA by persons duly authorized as of the GSA Effective Date set forth below.

Google: GOOGLE INC.		Customer: InfoSpace Sales LLC

By:	/s/ Joan Braddi	By:	/s/ James Voelker
Print Name:	Joan Braddi	Print Name:	James Voelker
Title:	VP, Search Services	Title:	CEO
Date: October 1, 2005		Date: October 1, 2005

Google Confidential

Amended and Restated Google Inc. Services Agreement

Exhibit A

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

Exhibit B

Form of Client Application Guidelines

Policy Guidelines for Access of Google Services Through Client Applications

Effective Date: October 1, 2005

Google has observed a significant increase in the number of reports of software that is engaging in deceptive, malicious and other annoying practices that significantly diminish user perception and enjoyment of the internet. These practices include but are not limited to installing software on computers without obtaining informed end user consent (the so-called “drive-by download”), inundating end users with advertisements without adequate attribution or labeling, exposing users to pornographic material without obtaining informed end user consent, obtaining or transmitting personal information about an end user without obtaining informed end user consent, and interfering with an end user’s ability to easily uninstall applications the end user does not wish to be on his or her computer.

Google does not wish to be associated with these types of practices. Accordingly, Google has developed the Guidelines set forth below to prevent its trademark, other intellectual property, and services from being used in connection with these practices. Google believes that these Guidelines are necessary to protect Google from any allegation that it has contributed to practices that might be viewed as unlawful or actionable; to preserve the reputation of Google as a provider of trusted software and services in a manner that is beneficial and fair to users and other constituents; and to stem the rising incidence of practices that harm users and diminish the perceived value and reliability of the internet, which are essential to Google’s business.

With this objective in mind, Google has established the following Guidelines to apply to customer Applications that are used to access our search and/or advertising syndication services. Except to the extent Google has otherwise specifically agreed in writing, Google does not grant permission to, and you will not, access Google services using one or more of your Applications unless you ensure that those Applications comply with these Guidelines. Examples of accessing Google services in this context include Applications that send end user queries or other information to Google to generate search or ad results, or Applications that alter browser or other application settings to permit error traffic to be sent to Google to generate search or ad results.

For the avoidance of doubt, by these Guidelines Google does not intend to, and does not, impose any restrictions on what you may do with any Application that is not used to access, or is not bundled with any Application that is used to access, Google services; you remain free to sell any Application you wish (whether or not it complies with these Guidelines) so long as it is not used to access Google services.

In these Guidelines: (a) “you” and “your” refer to the legal entity(ies) that has entered into the contract with Google into which these Guidelines are incorporated, as well as any person or entity acting on your behalf; and (b) “Application” means any application, plug-in, helper, component or other executable code that runs on a user’s computer, examples of which include those that provide browser helper objects, instant messaging, chat, email, data, file viewing, media playing, file sharing, games, internet navigation, search and other services.

Google welcomes input about these Guidelines from you and from other interested parties, and is always willing to consider revisions as appropriate to encourage innovation while protecting against deceptive, unfair and harmful practices. Accordingly, Google may update these Guidelines, including the Exhibits, from time to time as provided in Section 10 below.

If you have any questions about these Guidelines, please do not hesitate to discuss them with your Google account manager.

1.	General.

1.1. Approval and Ongoing Compliance. [*]. In such instance, you must ensure that your Application both (1) has been approved by Google for the purpose of accessing Google services in writing in advance, and (2) complies at all times with the requirements outlined herein. To obtain Google’s approval for any Applications not expressly approved in your agreement, you must submit a written request.

1.2. Implementation. The incorporation of Google services into your Application must conform to the implementation requirements set forth in your agreement with Google. For example, in the case of Applications that access Google’s WebSearch and/or AdSense for Search Services, end user queries initiated from your Application must resolve to a Google-approved Web page on a permitted Web site as provided in your agreement with Google (refer to your agreement for a complete description of the scope of approved Web pages and sites). In any event, unless your agreement with Google expressly authorizes otherwise, Google results may only appear on the Web pages expressly approved by Google for such display, and, except for the display of those pages in the main content area of a Web browser, Google results may not appear anywhere in your Applications (e.g., Google results may not appear in the “chrome” of your Application unless your agreement expressly contemplates otherwise).

1.3. No Google Branding or Attribution. Your Application, and any related collateral material (including any Web pages promoting your Application or from which your Application is made available), must not contain any Google branding, trademarks or attribution unless (and then only to the extent) Google expressly consents otherwise in writing. In addition, queries entered into Applications may not resolve to a results page that contains any Google branding, trademarks or attribution unless (and then only to the extent) Google expressly consents otherwise in writing.

2.	Prohibited Content. You may not access Google services from an Application that: (a) contains any viruses, worms, trojan horses, or the like; and (b) is distributed primarily for the purpose of (i) distributing pornographic, obscene, excessively profane, gambling-

Google Confidential

Amended and Restated Google Inc. Services Agreement

related, deceptive, fraudulent or illegal content, or (ii) distributing content related to “hacking” or “cracking.”

3.	Prohibited Behavior. You may not access Google services from an Application that engages in deceptive, unfair, harassing or otherwise annoying practices. For example, the Application may not:

(a)	use, or permit an unaffiliated person to use, an end user’s computer system for any purpose not understood and affirmatively consented to by the end user (including, without limitation, for purposes of consuming bandwidth or computer resources, sending email messages, launching denial of service attacks, accruing toll charges through a dialer or obtaining personal information from an end user’s computer such as login, password, account or other information personal to the end user);

(b)	intentionally create or exploit any security vulnerabilities in end user computers;

(c)	trigger pop-ups, pop-unders, exit windows, or similar obstructive or intrusive functionality, that materially interfere with an end user’s Web navigation or browsing or the use of his or her computer;

(d)	repeatedly ask an end user to take, or try to deceive an end user into taking, an action that the end user has previously declined to take (such as repeatedly asking an end user to change his or her home page or some other setting or configuration);

(e)	redirect browser traffic away from valid DNS entries (except that your Application may direct unresolved URLs to an alternative URL designated by you, provided that the page to which the end user resolves adequately informs the end user that you and your Application are the source of that page);

(f)	interfere with the browser default search functionality (except that your Application may permit an end user to change his or her default search engine with proper disclosure, consent and attribution as provided below); or

(g)	engage in activity that violates any applicable law or regulation.

4.	Disclosure and Consent.

4.1. Disclosure and Consent before Installation. You may not access Google services from Any Application unless you and your distribution and bundling partners design the installation of your Application in a manner that ensures that it is installed by end users in a knowing and willful manner – e.g., no “drive-by” downloads or installs. By “distribution partner” we mean any third party who distributes your Application and by “bundling partner” we mean any third party who installs your Application in combination with or alongside one or more other Applications. At a minimum, compliance with this provision requires that, prior to installing your Application, you and any third party distributing or bundling your Application:

(a)	first, fully, accurately, clearly and conspicuously disclose to end users:

(i)	that they are installing an application,

(ii)	the name of the Application, identifying you as the entity responsible for it, and

(iii)	the principal and significant features and functionality of the Application; and

(b)	then, obtain the end user’s affirmative consent to install the Application.

Notwithstanding the foregoing, the disclosure and consent requirements of this Section 4.1 will not apply to those of your Applications that are installed on computers prior to sale.

4.2. Disclosure and Consent for Collection and Transmission of Personally Identifiable Information. You may not access Google services from any Application that (1) collects or transmits to any entity other than the end user personally identifiable information, or (2) collects or transmits information related to a user’s computer or Internet usage or activity in a manner that could collect or transmit such user’s personally identifiable information (such as through keystroke logging), unless prior to the first occurrence of any such collection or transmission you:

(a)	first, fully, accurately, clearly and conspicuously disclose:

(i)	the type of information collected (described with specificity in the case of personally identifiable information),

(ii)	the method of collection (e.g., by registration, etc.), and

(iii)	the location of (i.e., a link to) the privacy policy that governs the collection, use and disclosure of the information; and

(b)	then, obtain the end user’s affirmative consent to such collection and/or transmission.

4.3. Disclosure and Consent for Setting Changes. You may not access Google services from any Application that makes a change to any operating system or Application data setting which will impact the user experience of other Applications (e.g., changing the browser default home page or changing the default application for a file type, such as the default email, browser or media player application), unless prior to making such change you:

(a)	first, fully, accurately, clearly and conspicuously disclose the change in a manner that will explain the practical effect of such change; and

(b)	then, obtain the end user’s affirmative consent to make such change.

Google Confidential

Amended and Restated Google Inc. Services Agreement

Notwithstanding the foregoing, (i) no disclosure and consent need be made for changes to operating system or Application data settings that have only a minor impact on user experience, such as adding a small number of bookmarks to the browser menu or adding an item to a start menu, and (ii) the disclosure and consent requirements of this Section 4.3 will not apply to those setting changes that may be made prior to sale to the end user.

4.4. Method of Disclosure and Consent. In order to satisfy the requirements above, the disclosure of the items specified above (a) must be provided in both (1) the End User License Agreement (EULA) or privacy policy (to the extent required by law or otherwise by industry custom) and (2) separately from the EULA and/or privacy policy (e.g., in installation screens or message boxes, as the case may be), and (b) must be designed so that it will be read by, adequately inform and evidence the consent of a typical Internet user. See Exhibit A for sample disclosure and consent implementations that would satisfy certain of the requirements above.

4.5. EULA and Privacy Policy. You may not access Google services from any Application unless it conforms, and is distributed pursuant to a EULA that conforms, with all applicable laws and regulations. In addition, you and your Application must comply with the agreements and representations you make with your end users in your EULA and privacy policy. Your privacy policy must be accessible from your Application in an easily found location. If your Application collects or transmits any other information related to the user’s use of his or her computer, but not required to be disclosed and consented to pursuant to Section 4.2, then the collection and use of such other information must be disclosed in your privacy policy.

5.	Transparency. Neither you nor any of your third party distribution or bundling partners may mislead end users or create end user confusion with regard to the source or owner of an Application or any portion of its purpose, functionality or features. For example, all elements of your Application that are visible to the end user must clearly identify their source through its branding and attribution, and that identification, whatever form it takes, must correspond to the identification of your application in the menu that permits end users to remove programs. You must clearly label advertisements provided by your Application (if any) as such and clearly identify your Application as the source of those advertisements. In addition, if your Application modifies the operation or display of other applications or Web sites (other than Web sites that you own), then in each instance you must clearly and conspicuously attribute the source of that modification to your Application (as distinct from the application or Web site modified) in a manner that will inform a typical Internet user; provided that this requirement will not apply to modifications for which you obtain disclosure and consent pursuant to Section 4.3. See Exhibit A for examples of modifications that are clearly and conspicuously disclosed to end users.

6.	Deactivation. You may not access Google services from any Application that impairs an end user’s ability to change any preferences or settings set by the Application in accordance with the way that such preferences or settings ordinarily may be changed by the applicable Application. Once disabled by an end user, your Application may not be re-enabled without an affirmative action by the end user to explicitly re-enable your application. Accordingly, no use, update, installation or re-enablement of a separate Application, and no code downloaded as a result of browsing a Web site, may operate to re-enable your Application. Your Application must permit end users to uninstall it (in the customary place the applicable operating system has designated for adding or removing programs, e.g., Add/Remove Programs control panel in Windows) in a straightforward manner, without undue effort or skill. In addition, your Application, when running, must provide (in an easily found location) clear and concise instructions on how it may be uninstalled. Once uninstalled, your Application must not leave behind any functionality or design elements, and all setting changes made by the application, but not explicitly agreed to by the end user, should be reversed to the extent practicable.

7.	Bundling of Applications.

7.1. Bundling. Your Application may be distributed through bundling arrangements (referring to the distribution of your Application in a “bundle” that installs your Application with one or more other Applications). However, in such case, you may not access Google services from any such Application unless each of the following requirements is satisfied:

(a)	the end user is made aware of all of the Applications included in the bundle prior to any installation;

(b)	all such Applications included in the bundle or download comply with the provisions of Section 2 through 6 of these Application Guidelines;

(c)	if Applications in a bundle in which you are participating are supported in part by revenue generated by advertising displayed in another independent Application included in that bundle and the continued use of the Application is conditioned on such other independent Application remaining installed and active on the end user’s computer, the end user must be made aware of that relationship; and

(d)	either (1) the bundle must provide for a master uninstaller that will enable the end user to uninstall every Application in the bundle without undue effort or skill, or (2) if no master uninstaller is provided, the de-installation of any Application may not be dependent or conditioned upon the de-installation of any other Application included in the bundle.

7.2. PC OEM.

7.2.1. Exhibit B Computers. [*]

7.2.2. Non-Exhibit B Computers. [*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

7.3. No Google Branding. [*]

7.4. General. When entering into any bundling arrangements, it is your responsibility to ensure that your direct and indirect distribution or bundling partners (and any applications included in any bundle with your Application to the extent required herein) comply with the applicable requirements of these Guidelines.

8.	Information and Assistance. Subject to any confidentiality obligations owed to third parties, you must provide Google with such information as Google may reasonably request about the distribution of those of your Applications that are used to access Google services. For example, we may ask you to share with us: (a) the means by and/or the locations from which your Applications are distributed; or (b) the identity of any applications included in any of your bundling relationships (and the entities responsible for such applications). In addition, you must provide such assistance as Google may reasonably request to investigate and stop potential violations of these Guidelines that may be connected to your Application, including by way of using such number of identifiers and other tracking parameters as Google may reasonably request. This would include providing Google with “golden masters” of any bundle or other distribution that includes your Application, or working with Google to stop any entities that may be financially benefiting from your Application from engaging in any of these proscribed practices. You understand, however, that Google has no obligation to provide support to end users of your Application. For the avoidance of doubt, these information and assistance rights do not extend to any of your Applications that are not used to access Google services.

9.	Legal. You must maintain ownership and control of your Application at all times to the extent required to practically and legally enforce the requirements of these guidelines. If you are seeking to permit a third party Application to incorporate or access our services, then you must also obtain Google’s written approval of that third party Application (in addition to the approval required for your Application). If Google approves the third party Application, you are responsible for ensuring that such third party Application also complies with these Guidelines. You agree to be responsible and liable for your Application’s access of Google’s results. Special indemnity and other suspension and/or termination provisions may apply. These are addressed in your agreement with Google.

10.	Updates.

10.1. General. As mentioned above, Google may update these Guidelines, including the Exhibits, from time to time; provided, however, that no updates will be effective until Google provides you with [*] written notice thereof. Once you receive that notice, you will be required to bring your Application into compliance within [*].

10.2. Extended Compliance Period. If, solely as a result of an updated requirement, one or more of your Applications no longer complies with these Guidelines, as updated, and you are incapable of bringing such Application into compliance prior to the scheduled effective date of such update (the “Update Effective Date”), you agree to provide Google with written notice thereof as soon as reasonably practicable, but in any event no later than the Update Effective Date, identifying the Application and the reasons why it may not be brought into compliance prior to the Update Effective Date, and providing such other detail as Google may reasonably request with respect thereto (consistent in any event with your confidentiality obligations). Thereafter, the parties will consult, and you agree to will work, diligently and in good faith to develop and execute a plan to bring such Application into compliance with these Guidelines, as updated, as soon as reasonably practicable, but in any event within [*] of the Update Notice Date (the “Maximum Compliance Period”). You agree that you will provide Google with such information as Google reasonably requests during this period to keep Google apprised of your progress in bringing your Application into compliance. Notwithstanding the foregoing (but subject to the next sentence), in no event may a new requirement provided for in the update to these Guidelines require you to take any action which would violate the terms of any agreement between you and any unaffiliated third party that is in effect on the date that Google delivers notice of the proposed update. In any event, if you are unable to bring any Application into compliance during the Maximum Compliance Period, Google may elect, by providing at least [*] prior written notice, to cease providing services to either the specific non-conforming Application or to those versions of the Application which are, or are distributed, in violation of the Guidelines, as updated; it being understood that, at such time, you will be entitled to procure services from an alternative source for those Applications (or versions thereof) to which Google elects to cease providing services as provided herein.

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

Exhibit A to Guidelines

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

Exhibit B to Guidelines

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

Exhibit C

List of Restricted Entities

[*]

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Amended and Restated Google Inc. Services Agreement

Schedule A

Terms for Syndicated Sites

The following terms and conditions shall apply to Customer’s provision of AFS Ads to any Syndicated Site:

1.	Syndicated Site Agreement Terms

Customer shall ensure that all agreements between Customer and Syndicated Sites contain provisions that include, at a minimum, terms and conditions substantially similar but no less protective of Google than the following terms and conditions:

a)	[*]
b)	[*]
c)	[*]
d)	[*]
e)	[*]
f)	[*]
g)	[*]
h)	[*]
i)	[*]
j)	[*]
k)	[*]
l)	[*]
m)	[*]
n)	[*]
o)	[*]

With respect to Syndicated Sites which were approved by Google before Dec 30, 2003 (effective date of Amendment One of the Original Agreement which is no longer in effect), Customer shall [*] include the provisions set forth in this Section 1; provided, however, that Customer agrees to [*] such Syndicated Sites’ access and use of the Services as set forth in this Agreement. In the event a Syndicated Site does not agree to the provisions set forth in Sub-sections (e), (k) or (o) of this Section 1, then Google may, in its sole discretion and with prior written authorization (which shall include e-mail authorization) [*].

2. Customer agrees to [*] for all Syndicated Sites’ access and use of the Services and AFS Ads. Customer agrees to enforce the terms of the agreements required by this Agreement and to notify Google [*] of any known breach of such terms. Customer will defend and indemnify Google against: [*].

3. In the event of any Syndicated Site’s breach of any of the terms and conditions set forth in Section 1 of this Schedule, even if Customer fails to include such terms and conditions in an applicable agreement, and including those Syndicated Sites approved by Google before the Agreement Effective Date, Customer shall [*], and Google will [*]. If the Syndicated Site breach involves a breach [*], then Google, in addition to any other rights set forth in this Agreement, shall have the right to terminate Customer’s right to provide AFS Ads and or WebSearch Services to such Syndicated Sites. Additionally, if Google has reason to suspect a breach of [*], in addition to any other right under this Agreement, Google shall have the right to immediately suspend a Syndicated Site’s access to the Services [*].

4. With respect to Syndicated Sites, Google [*] assign each such Syndicated Site separate Client Names, and Customer shall ensure that such assigned Client Names are implemented. Google shall not be required to deliver Services to or create Client Names for any Syndicated Site that is not subject to an agreement that contains the terms set forth in Section 1 of this Schedule A. Google shall not be obligated to allow a Syndicated Site access to the Services until Customer provides Google with the following information: [*]. Google may revise the required information listed in the preceding sentence at its discretion upon written notice to Customer.

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

Google Confidential

Schedule B

Terms for Non-Hosted Syndicated Sites

The following terms and conditions shall apply to Customer’s provision of AFS Ads to [*] or any Non-Hosted Syndicated Site:

1.	Agreement Terms for [*] or any Non-Hosted Syndicated Site

Customer shall ensure that any syndication agreement between Customer and [*] or any Non-Hosted Syndicated Site contains provisions that include, at a minimum, terms and conditions substantially similar but no less protective of Google than the following terms and conditions:

a)	[*]
b)	[*]
c)	[*]
d)	[*]
e)	[*]
f)	[*]
g)	[*]
h)	[*]
i)	[*]
j)	[*]
k)	[*]
l)	[*]
m)	[*]
n)	[*]
o)	[*]
p)	[*]
q)	[*]

In the event [*] or any Non-Hosted Syndicated Site does not agree with the provisions set forth in subsection (p) of this Section 1, then Google may, in its sole discretion and with prior written authorization (which shall include email authorization), [*].

2. Customer agrees to [*] for [*] and any Non-Hosted Syndicated Site’s access to and use of the Services and AFS Ads. Customer agrees to enforce the terms of the agreements required by this Agreement and to notify Google [*] of any known breach of such terms. Customer will defend and indemnify Google against: [*]. Upon Google’s request, Customer shall provide Google with [*]. Google hereby acknowledges and agrees that [*] shall be considered Confidential Information of the Customer, whether or not marked as such, and shall be subject to all confidentiality restrictions set forth in this Agreement. For purposes of clarification, Google is prohibited from disclosing t[*]in part or in whole, by itself or in combination with any other terms or list of terms, to any third party.

3. Google, [*] assign to [*] or any Non-Hosted Syndicated Site a separate Client ID, and Customer shall ensure that such assigned Client ID is implemented by [*] or such Non-Hosted Syndicated Site. In no event shall Google be required to deliver Services to or create a Client ID unless an agreement that contains the terms set forth in Section 1 of this Exhibit A is entered into between Customer and [*] or such Non-Hosted Syndicated Site. Google shall not be obligated to grant [*] or any Non-Hosted Syndicated Site access to the Services until Customer provides Google with the following information: [*]. Google may revise the required information listed in the preceding sentence at its discretion upon written notice to Customer.

*	Information redacted pursuant to a confidential treatment request by InfoSpace, Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.